UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2008

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ValueClick, Inc. ("ValueClick" or the "Company") announced that David Yovanno is resigning from his position of chief operating officer of U.S. Media, effective October 28, 2008 to pursue another opportunity. The Company also announced that Bill Todd, formerly senior vice president of sales for ValueClick Media, has been promoted to the role of general manager of ValueClick Media. In his new role, Mr. Todd is responsible for managing ValueClick’s North American display advertising business, including sales, publisher network development and operations. Mr. Todd joined ValueClick in 2000 and has held numerous sales and management roles within ValueClick Media, including eastern vice president of sales and senior vice president of sales for North America. Mr. Todd serves on the Interactive Advertising Bureau’s sales executive council and the lead generation committee.

With the resignation of Mr. Yovanno, the general managers of ValueClick’s North American display, lead generation, and comparison shopping businesses will report directly to chief executive officer, Tom Vadnais.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

October 9, 2008	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer